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EXHIBIT 21.1
LIST OF SUBSIDIARIES

The following table sets forth certain information concerning the principal subsidiaries of the Company as of December 31, 1996.

                                       State or other jurisdiction of
Name                                            incorporation
----                                   ------------------------------
Circle International, Inc.                          Delaware
Circle Airfreight Japan, Ltd.                       California
Circle Air Freight de Mexico C.V.                   Mexico
Circle Espana S.A.                                  Spain
Circle Freight International
  Speditionsgesellschaft GmbH                       Germany
Circle Fretes Internacionais Do
  Brasil Ltda.                                      Brazil
Circle Freight International (Argentina) S.A        Argentina
Circle Freight International Belgium S.A.           Belgium
Circle Freight International (Canada) Ltd           Canada
Circle Freight International (Holland) B.V.         Holland
Circle Freight International (India) Pty. Ltd.      India
Circle Freight International (Italia) SRL           Italy
Circle Freight International Japan                  Japan
Circle International Korea Limited                  Korea
Circle Freight International (NZ) Ltd.              New Zealand
Circle Freight International
  Philippines Ltd., Inc.                            Philippines
Circle Freight International (Singapore) Pte., Ltd. Singapore
Circle International (Aust.) Pty., Ltd.             Australia
Circle International (Hong Kong) Ltd.               Hong Kong
Circle International Limited                        United Kingdom
Circle International (Sweden) AB                    Sweden
Darrell J. Sekin & Co.                              Texas
Harper Logistics International                      France
J.R. Michels Incorporated                           Texas
Max Gruenhut B.V.                                   Holland
Max Gruenhut GmbH                                   Germany
Regga Holdings Limited                              Bermuda
Regga Insurance Limited                             Bermuda

The names of certain subsidiaries have been omitted because such unnamed subsidiaries, considered in the aggregate, would not constitute a significant subsidiary as that term is defined in Regulation S-X.